Exhibit 10.2

Execution Version

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (this “Agreement”) is made and entered into as of March 13, 2024 by and among Turtle Beach Corporation, a Nevada corporation (the “Company”), and PDP Holdings, LLC, a Delaware limited liability company (“PDP” and together with any transferee who receives Registrable Securities in accordance with the terms and conditions of this Agreement, the “Investors” and each an “Investor”).

WHEREAS, the Company, PDP and the other parties thereto have entered into a Merger Agreement (the “Merger Agreement”), which provides for, among other things, issuance of Company common stock, par value $0.001 (“Company Common Stock”) to PDP in the amount set forth in Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, PDP is the record owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of such number of shares of the Company Common Stock as is indicated on Schedule I of this Agreement; and

WHEREAS, in connection with the signing of the Merger Agreement and as an inducement for the Company and PDP to enter into the Merger Agreement, the parties hereto have agreed to be subject to the terms of this Agreement and the Company has agreed to grant to the Investors certain rights with respect to the Registrable Securities issued to the Investors (which include the Company Common Stock issued to PDP pursuant to the Merger Agreement (the “Shares”)).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to them in the Merger Agreement. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a) “Change in Control Event” means a transaction or series of transactions by virtue of a merger, consolidation, reorganization, plan of exchange, transfer of equity securities or any other transaction that results in (i) a person or entity acquiring, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities of the Company, or (ii) the Company’s stockholders immediately prior to such transaction or series of transactions owning less than a majority of the voting securities of the Company or any successor thereto.

(b) “Company Board” means the board of directors of the Company.

(c) “Controlling Person” has the meaning set forth in Section 8(a) of this Agreement.

(d) “Demanding Holder” has the meaning set forth in Section 2(a) of this Agreement.

(e) “Demand Notice” has the meaning set forth in Section 2(a) of this Agreement.

(f) “Demand Registration” has the meaning set forth in Section 2(a) of this Agreement.

(g) “Effectiveness Period” has the meaning set forth in Section 6(b) of this Agreement.

(h) “Encumbrance” shall mean any lien, hypothecation, adverse claim, charge, security interest, pledge or option, proxy, right of first refusal, preemptive right, voting trust or any other similar right.

(i) “Extraordinary Transaction” means any tender offer, exchange offer, merger, consolidation, acquisition, business combination, sale, recapitalization, restructuring, or other transaction with a third party that, in each case, results in a Change in Control Event of the Company.

(j) “FINRA” means the Financial Industry Regulatory Authority.

(k) “Indemnified Party” has the meaning set forth in Section 8(c) of this Agreement.

(l) “Indemnifying Party” has the meaning set forth in Section 8(c) of this Agreement.

(m) “Liabilities” has the meaning set forth in Section 8(a) of this Agreement.

(n) “Lock-up Period” has the meaning set forth Section 10 of this Agreement.

(o) “Ownership Percentage” means, with respect to any Investor and any class or series of capital stock, a fraction expressed as a percentage, where the numerator is the number of shares of Common Stock held by such Investor, and the denominator is the total number of shares of Common Stock then outstanding.

(p) “Permitted Encumbrance” shall mean any Encumbrance arising (i) under the Company’s governing documents, as applicable, or (ii) under securities Laws.

(q) “Prospectus” means the prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

(r) “Purchaser Indemnitee” has the meaning set forth in Section 8(a) of this Agreement.

(s) “Registrable Securities” means (i) the Shares and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event relating to the Shares; provided, however, that Registrable Securities shall not include any securities of the Company (x) that may be sold by the holder pursuant to a currently effective Registration Statement (provided that, if such Registration Statement ceases to be effective prior to the sale of such securities pursuant to such Registration Statement, such securities shall be Registrable Securities), (y) securities which have been sold to the public either pursuant to an effective Registration Statement or Rule 144 or another exemption from registration requirements such that the securities are freely tradeable following such sale, or (z) securities which may be sold to the public immediately without registration under the Securities Act and without volume restrictions pursuant to Rule 144 such that the securities are freely tradeable following such sale.

(t) “Registration Expenses” means any and all expenses incurred by the Company incident to the performance of or compliance with Sections 2, 3 and 6 of this Agreement, including, without limitation: (i) all SEC, securities exchange, FINRA filings, listing, quotation, inclusion and filing fees; (ii) any fees and expenses incurred in connection with compliance with federal or state securities or blue sky laws; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement; (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance); and (v) any fees and disbursements customarily paid in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement). For the avoidance of doubt, Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Investors and the fees and disbursements of any counsel to the Investor.

(u) “Registration Statement” means any registration statement that covers the resale of any Registrable Securities, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

(v) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

(w) “Rule 158” means Rule 158 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a SEC thereto having substantially the same effect as such rule.

(x) “Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.

(y) “Stockholder Meeting” means each annual or special meeting of stockholders of the Company, or any action by written consent of the Company’s stockholders in lieu thereof, and any adjournment, postponement, rescheduling, continuation or meeting held in lieu thereof.

(z) “Transfer” means to, directly or indirectly, (i) sell, pledge, create an Encumbrance with respect to (other than Permitted Encumbrances), assign, exchange, grant an option with respect to, transfer, gift, dispose of or enter into any derivative arrangement with respect to any subject property or any interest therein; or (ii) enter into an agreement or commitment providing for the sale, pledge, creation of an Encumbrance (other than Permitted Encumbrances), assignment, exchange, transfer, gift, disposition of or any derivative arrangement with respect to, or grant of an option with respect to, such subject property or any interest therein.

(aa) “Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2. Demand Registration.

(a) Right to Demand Registration. Commencing on the expiration of the Lock-up Period, PDP, acting on behalf of the Investors (in such role, the “Investor Representative”) shall have the right at any time to make a written request of the Company for registration with the SEC, under and in accordance with the provisions of the Securities Act, of the sale of all or part of the Investors’ Registrable Securities (each a “Demand Registration” and the Investor Representative, the “Demanding Holder”); provided, however, that the Company may defer such Demand Registration pursuant to Section 7 of this Agreement if the Company shall, within ten (10) Business Days of such receipt of such request, furnish to the Demanding Holder a certificate signed by the Chief Executive Officer, the Chief Financial Officer or any other senior officer of the Company stating the applicable reason for the delay in accordance with Section 7 hereof.. If the Company shall so defer the filing of such Demand Registration, the Demanding Holder shall have the right to withdraw the request for registration by giving written notice to the Company at any time during such Suspension Period and, if so withdrawn, such request shall not reduce the number of Demand Registrations to which the Investors are entitled pursuant to Section 2(b)(i) of this Agreement. Within ten (10) calendar days after receipt of the request for a Demand Registration, the Company shall send written notice (the “Demand Notice”) of such registration request and its intention to comply therewith to the Investor Representative and, subject to Section 2(c), the Company shall include in such registration all the Registrable Securities with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the date such Demand Notice is given. All requests made pursuant to this Section 2(a) shall specify the aggregate number of Registrable Securities requested to be registered and shall also specify the intended methods of disposition thereof. Upon receipt of a Demand Notice, the Company shall use its commercially reasonable efforts to file a Registration Statement registering for resale such number of Registrable Securities as requested to be so registered pursuant to this Section 2(a) within forty-five (45) calendar days after the Demanding Holder’s request therefor and (ii) if necessary, to cause such registration statement to be declared effective by the SEC as soon as practical thereafter.

(b) Number of Demand Registrations.

(i) The Investors shall be limited to two (2) Demand Registrations pursuant to this Section 2.

(ii) The Company shall not be required to cause a registration pursuant to Section 2(a) to be declared effective within a period of ninety (90) calendar days after the date any other Company registration statement registering the issuance of shares of Company Common Stock for the Company’s own behalf was declared effective. If the Company is eligible to file a shelf registration statement on Form S-3 pursuant to Rule 415, the Company shall be required to effect a Demand Registration duly registered pursuant to Section 2(a) by filing a registration statement on Form S-3 (or the successor form thereto) and, if the Company is not then eligible to file a shelf registration statement on Form S-3, (the Company shall be required to effect a Demand Registration duly registered pursuant to Section 2(a) by filing a registration statement on such other form under the Securities Act as is then available to the Company and provides for resale pursuant to Rule 415 from time to time (including a registration statement on Form S-1 (or the successor form thereto)).

(c) Priority on Demand Registrations. If, in any Demand Registration for an Underwritten Offering, the managing underwriter or underwriters thereof advises the Company in writing that in its or their reasonable opinion the number of securities proposed to be sold in such Demand Registration exceeds the number that can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an impact on the selling price), then the Company shall include in such registration only the number of securities that, in the reasonable opinion of such underwriter or underwriters, can be sold without having a material adverse effect on the success of the offering. In the event that the managing underwriter determines that additional Registrable Securities may be sold in any Demand Registration without having a material adverse effect on the success of the offering, the Company may include comparable securities to be issued and sold by the Company or comparable securities held by persons other than the Investors. In connection with any Demand Registration to which the provisions of this Section 2(c) apply, such Demand Registration shall not reduce the number of Demand Registrations to which the Investors are entitled pursuant to Section 2(b)(i) of this Agreement if such Registration Statement excludes more than thirty percent (30%) of the number of Registrable Securities requested to be included by the Investors.

(d) Selection of Underwriters. If any Demand Registration is to be an underwritten offering, the Investor Representative shall propose to the Company a list of three reputable underwriters of national standing to administer such offering and the Company shall, in its sole discretion, select one of such underwriters to administer such offering.

3. Piggyback Registrations. If at any time the Company proposes to register under the Securities Act the issuance or sale of any of its securities, whether or not for sale for its own account and other than pursuant to a Demand Registration, on a form and in a manner which would permit registration of the Registrable Securities held by the Investors for sale to the public under the Securities Act, the Company shall give written notice of the proposed registration to the Investor Representative not later than five (5) Business Days prior to the filing thereof. The Investor Representative (on behalf of the Investors) shall have the right to request that all or any part of the Investors’ Registrable Securities be included in such registration. The Investor Representative can make such a request by giving written notice to the Company within two (2) Business Days after the receipt of such notice by the Investor Representative; provided, however, that if the registration is an Underwritten Offering and the managing underwriters of such offering determine that the aggregate amount of securities of the Company which the Company and the Investor Representative proposes to include in such registration statement exceeds the maximum amount of securities that may be sold without having a material adverse effect on the success of the offering, including without limitation the selling price and other terms of such offering, the Company shall include in such registration, (A) in the event such offering was initiated by the Company, first, the securities that the Company proposes to sell, second, the Registrable Securities of the Investors (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Investors), and third, the comparable securities of any additional holders of the Company’s securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them, and (B) in the event such offering was initiated by holders of the Company’s securities other than the Investors, first, up to the total number of Company securities that such initiating holder(s) have requested to be included in such offering, allocated in accordance with any agreement as to priority between the

Company and such holders, second, the Registrable Securities of the Investors (it being further agreed and understood, however, that such underwriters shall have the right to eliminate entirely the participation of the Investors), third, the comparable securities of any additional holders of the Company’s securities, pro rata among all such holders on the basis of the relative percentage of such securities held by each of them and, fourth, the securities that the Company proposes to sell. Registrable Securities proposed to be registered and sold pursuant to an Underwritten Offering for the account of the Investors shall be sold to the prospective underwriters selected or approved by the Company or such initiating holders, as applicable, and on the terms and subject to the conditions of one or more underwriting agreements negotiated between the Company, such initiating holders, if any, and the prospective underwriters. The Investors shall have the right to receive a copy of the form of underwriting agreement and shall have an opportunity to hold discussions with the lead underwriter of the terms of such underwriting agreement. The Company may withdraw any registration statement under this Section 3 at any time before it becomes effective, or postpone or terminate the offering of securities, without obligation or liability to the Investors.

4. Expenses. The Company shall bear all Registration Expenses in connection with the registration of the Registrable Securities pursuant to Sections 2 and 3 of this Agreement.

5. Rule 144. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as the Investors own any Registrable Securities:

(a) make and keep current public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

(b) file with the SEC in a timely manner all reports and other documents required to be filed by the Company under the Exchange Act;

(c) confirm to the Investor Representative promptly upon written request (i) that the Company has complied with the current public information requirements of Rule 144 and the reporting requirements of the Exchange Act, provided that only one (1) such request may be made by the Investor Representative annually, and (ii) provide such other information as the Investor Representative may reasonably request in writing in availing itself of any rule or regulation of the SEC allowing the Investors to sell any such Registrable Securities without registration (provided that the Company shall not be required to provide any information that is publicly accessible to the Investors).

6. Registration Procedures. In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, and subject to Section 7 of this Agreement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Securities under the Securities Act to permit the resale of such Registrable Securities by the Investors in accordance with the Investors’ intended method or methods of resale and distribution and such commercially reasonable efforts shall include responding to any comments issued by the staff of the SEC with respect to any Registration Statement and filing any related amendment to such Registration Statement as soon as reasonably practicable after receipt of such comments. In addition, the Company shall:

(a) prepare and file with the SEC a Registration Statement in accordance with Sections 2 or 3 of this Agreement, as applicable, which Registration Statement shall comply as to form with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing;

(b) prepare and file with the SEC such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective until all Registrable Securities registered thereby have been sold pursuant to such Registration Statement or ceased to be Registrable Securities (the “Effectiveness Period”) and to comply with the provisions of the Securities Act with respect to the disposition of all securities registered pursuant to such Registration Statement during the Effectiveness Period in accordance with the intended method or methods of distribution by the Investor(s), including to update, from time to time, the intended method or methods of distribution as requested by an Investor or the underwriter, as applicable;

(c) furnish to the Investors copies of the Registration Statement and each Prospectus included in such Registration Statement (including any documents incorporated by reference therein, unless such documents are otherwise available through the SEC’s EDGAR system), and any amendment or supplement thereto, in conformity with the requirements of the Securities Act;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, such Registrable Securities covered by the Registration Statement by the time the Registration Statement is declared effective by the SEC under all applicable state securities or “blue sky” laws of such domestic jurisdictions as the Investor Representative shall reasonably request in writing, keep each such registration or qualification or exemption effective during the Effectiveness Period and do any and all other acts and things that may be reasonably necessary or advisable to enable the Investors to consummate the disposition in each such jurisdiction of such Registrable Securities owned by the Investors; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in connection therewith, (ii) subject itself to taxation in any such jurisdiction, (iii) submit to the general service of process in any such jurisdiction or (iv) register as a foreign corporation in any such jurisdiction;

(e) notify the Investor Representative promptly (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the SEC or any other Governmental Authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (which, in the case of the Prospectus, shall be determined in light of the circumstances in which such Prospectus is to be used) not misleading (which information may, at the Company’s option pursuant to Section 7 of this Agreement, be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

(f) use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as promptly as practicable;

(g) upon the occurrence of any event contemplated by Section 6(e)(iii) or (iv) of this Agreement, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (which, in the case of the Prospectus, shall be determined in light of the circumstances in which such Prospectus is to be used) not misleading, and promptly furnish to the Investors a reasonable number of copies of each such supplement or post-effective amendment;

(h) enter into customary agreements and take all other action in connection therewith in order to expedite or facilitate sale or Transfer of the Registrable Securities included in a Registration Statement;

(i) in connection with an Underwritten Offering that includes Registrable Securities, use its commercially reasonable efforts to make available for inspection by representatives of the Investors of the Registrable Securities included in such Underwritten Offering and the representative of any underwriters participating in any disposition pursuant to a Registration Statement and any special counsel or accountants retained by such Investors or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Registration Statement;

(j) continue to list (or include) all Registrable Securities on the Nasdaq Global Market or such national securities exchange (including, without limitation, using commercially reasonable efforts to cure any deficiencies cited by such national securities exchange) on which the Company Common Stock (or, if appliable, Registrable Securities other than Company Common Stock) is then listed if such Registrable Securities are not already so listed;

(k) (i) comply with all applicable rules and regulations of the SEC, (ii) make generally available to its securityholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

(l) in connection with any sale or Transfer of the Registrable Securities (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Securities, cooperate with the Investors, the transfer agent for such Registrable Securities and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates or book-entry positions representing the Registrable Securities to be sold (including the removal of any restrictive legends therefrom as appropriate and permitted by law) and to enable such Registrable Securities to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Investor Representative may request.

The Company may require each Investor that is including Registrable Securities in such Registration Statement to furnish to the Company such information regarding the proposed distribution by such Investor as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Securities and such Investor shall not be entitled to be named as a selling securityholder in any Registration Statement and such Investor shall not be entitled to use the Prospectus forming a part thereof if such Investor does not provide such information to the Company. Each Investor further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished such the Investor not misleading.

Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(e)(iii) or 6(e)(iv) of this Agreement, such Investor shall immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Investor’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, each Investor shall deliver to the Company all copies in its possession, other than permanent file copies then in the Investors’ possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

7. Suspension of Offering.

(a) Subject to the provisions of this Section 7, the Company shall have the right, but not the obligation, from time to time to suspend the use of any Registration Statement, following the effectiveness of such Registration Statement (and the filings with any federal or state securities commissions), or to defer a Demand Registration pursuant to Section 2 of this Agreement. The Company, by written notice to the Investor Representative, may direct the Investors to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable if any of the following events occur:

(i) a primary Underwritten Offering by the Company where the Company is advised by the representative of the underwriters for such Underwritten Offering that the sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on such primary Underwritten Offering;

(ii) the Company Board shall have determined in good faith that (A) the offer or sale of any Registrable Securities pursuant to the Registration Statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, merger, tender offer, business combination, corporate reorganization or other significant transaction involving the Company; (B) after the advice of counsel, the sale of the Registrable Securities pursuant to the Registration Statement would require the disclosure of non-public material information not otherwise required to be disclosed under applicable law; and (C) either (1) the Company has a bona fide business purpose for preserving confidentiality of the proposed transaction or information, (2) disclosure would have a material adverse effect on the Company or its ability to consummate the proposed transaction or (3) the proposed transaction renders the Company unable to comply with SEC requirements, in each case under circumstances that would make it unduly burdensome to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or

(iii) the Company Board shall have determined in good faith, after the advice of counsel, that the Company is required by law, rule or regulation, or that it is in the best interests of the Company, to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of: (A) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth in the Prospectus; (B) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information; or (C) to update the Prospectus included in the Registration Statement in accordance with Section 10(a)(3) of the Securities Act.

(b) In the event that the Company suspends sales of the Registrable Securities pursuant to clause (a) above or defers a Demand Registration pursuant to Section 2 of this Agreement (each, a “Suspension Event”), all such suspensions or deferrals shall not exceed an aggregate of ninety (90) calendar days in any rolling twelve (12) month period commencing on the date of the expiration of the Lock-up Period nor exceed an aggregate of sixty (60) calendar days in any rolling ninety (90) calendar day period, except as a result of a refusal by the SEC to declare any post-effective amendment to the Registration Statement effective provided that the Company shall have used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the suspension shall be terminated immediately following the effective date of the post-effective amendment to the Registration Statement. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make use, or resumed use, of the Registration Statement, as applicable, so as to permit the Investors to make, or resume, sales of the Registrable Securities as soon as possible.

(c) Upon the occurrence of a Suspension Event, the Company shall give written notice (a “Suspension Notice”) to the Investor Representative to suspend sales of the Registrable Securities by the Investors pursuant to the Registration Statement and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Investors shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after the Investor Representative has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Investors agree to keep confidential the fact that the Company has issued a Suspension Notice and the contents thereof. If so directed by the Company, each Investor shall deliver to the Company all copies, other than permanent file copies then in such Investors’ possession, of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Investors may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Investor Representative in the manner described above promptly following the conclusion of any Suspension Event.

8. Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless (i) each Investor and (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) such Investor (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of each Investor or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”) from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the “Liabilities”), including, without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any Governmental Authority, commenced or threatened, including the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document prepared by the Company used to sell the Registrable Securities, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information relating to such Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the corrected Prospectus (or the Prospectus as amended or supplemented) was not sent or given by or on behalf of such Investor to the Person asserting any such Liabilities who purchased Registrable Securities, if such Prospectus (or Prospectus as amended or supplemented) is required by Law to be sent or given at or prior to the written confirmation of the sale of such Registrable Securities to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and such corrected Prospectus (or the Prospectus as amended or supplemented) had previously been delivered to such Investor. The Company shall notify the Investor Representative promptly of the institution, threat or assertion of any claim, proceeding (including, without limitation, any investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee of which it shall become aware. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which the Investors are participating, the Investors agree, severally and not jointly, to indemnify and hold harmless the Company, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with written information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Securities giving rise to such obligations. If the Investor Representative elects to include Registrable Securities in an Underwritten Offering, the participating Investors shall be required to agree to such customary indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”), shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 8(c), except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall assume the defense of such proceeding and pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not pursue in a reasonable manner the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that a conflict of interest may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party, then the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one (1) separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Securities sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 8 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and any Purchaser Indemnitees, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if such indemnified parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to Section 8(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Securities exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 8, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Investor shall have the same rights to contribution as the Investor, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 8 are in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Registrable Securities sold by each of the Purchaser Indemnitees hereunder and not joint.

9. Subsequent Lock-up Agreement. In connection with any Underwritten Offering in which an Investor is participating, each participating Investor hereby agrees that it shall enter into a customary lock-up agreement, to the extent requested by the managing underwriter of such offering, in which such Investor shall agree to not directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise Transfer or dispose of any securities of the Company then owned by such Investor for a period of not more than (y) ninety (90) days or (z) if less than ninety (90) days, the number of days the Company’s directors and/or executive officers are subject to Transfer restrictions, in each case, following the effective date of any applicable Registration Statement. To the extent applicable, the terms of any such lock-up agreement shall be no more restrictive than, and shall include such exceptions and carve-outs as are included in, the lock-up agreements entered into by the Company’s directors and/or executive officers. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 9 and to impose stop transfer instructions with respect to the Registrable Securities and such other securities of each Investor until the end of such period.

10. Lock-Up. The Investors shall not (except for a Transfer to another Investor or to Diversis Capital Partners I, L.P. or Diversis Capital Partners Select I, L.P. or in connection with an Extraordinary Transaction), during the period commencing on the date of this Agreement and continuing for nine (9) months after the date of this Agreement (the “Lock-up Period”), (i) Transfer, directly or indirectly, the Shares or any securities convertible into or exercisable or exchangeable for shares of Company Common Stock (including such other securities that may be deemed to be beneficially owned by the Investors in accordance with the rules and regulations of the SEC and securities that may be issued upon exercise of an option or warrant) (collectively, the “Locked Up Securities”) or publicly disclose the intention to make any such Transfer or (ii) enter into any swap or other agreement that Transfers, in whole or in part, any of the economic consequences of ownership of the Locked Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Company Common Stock or such other securities, in cash or otherwise. In furtherance of the foregoing, the Company and any duly appointed transfer agent for the registration or Transfer of the Locked Up Securities described in this Agreement are authorized to decline to make any Transfer of Locked Up Securities if such Transfer would constitute a violation or breach of this Section 10.

11. [Reserved.]

12. Voting Agreement.

(a) Until the Termination Date and for so long as the Investor Representative has the right to appoint an Investor Designee pursuant to Section 13(b), the Investors shall, or shall cause their respective representatives to, (i) appear in person or by proxy at each Stockholder Meeting, (ii) vote, or deliver consents or consent revocations with respect to, all shares of Company Common Stock beneficially owned by the Investors in accordance with the Board’s nomination of nominees to the Company Board submitted to stockholders at such Stockholder Meeting (a “Board Nomination”) and (iii) not make any “solicitation” of “proxies” (as such terms are defined in Regulation 14A promulgated by the SEC) or consents to vote any voting securities of the Company from any holder of any voting securities of the Company, or otherwise advise, assist or encourage any Person, in each case, with respect to the voting of any voting securities of the Company in opposition to such Board Nomination. Each Investor shall take all actions necessary to ensure that such Investor has voting power for each share owned by it on the record date for each Stockholder Meeting.

(b) Upon the Company’s written request, each Investor shall provide the Company with written confirmation and evidence of its compliance with this Section 12 no later than two (2) Business Days prior to the applicable Stockholder Meeting.

(c) Notwithstanding the foregoing, the parties agree and acknowledge that the Investors may vote shares of Company Common Stock at any meeting of holders of Company Common Stock in their sole discretion (other than with respect to a Board Nomination).

13. Board Matters.

(a) As promptly as practicable after the date of this Agreement, but in any event no later than five (5) Business Days following the date of this Agreement, the Company Board and its committees shall take all necessary actions to increase the size of the Company Board by one (1) and appoint one (1) candidate David Muscatel (the “New Director”) to the Company Board to fill the vacancies arising from such size increase. To the extent permitted by Law and otherwise practicable, the Company shall use commercially reasonable efforts to include the New Director in the Company’s slate of nominees for election as directors of the Company at the 2024 Annual Meeting and shall recommend and use commercially reasonable efforts to support and solicit proxies for the election of the New Director at the 2024 annual meeting of stockholders of the Company (the “2024 Annual Meeting”), in the same manner as it recommends, supports and solicits proxies for the election of the Company’s other director nominees

(b) For so long as the Investors beneficially own, in the aggregate, at least 10% of the outstanding shares of Company Common Stock, the Company shall include in the slate of nominees recommended by the Company Board for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected one (1) individual designated by the Investor Representative (a “Investor Designee”). Any such individual nominated by the Investor Representative shall be deemed a Replacement Director for purposes of this Agreement and be subject to and governed by the terms and conditions of this Agreement (including this Section 13 and Section 14). In the event the Investors own less than 10% of the outstanding shares of Company Common Stock, the Investors shall take all necessary action to cause the Investor Designee to offer to tender resignation. The Company Board shall have the option, but not the obligation, to accept any such resignations, and if such resignation is then accepted by the Company Board, the Company Board may take all necessary action to cause the authorized size of the Company Board to be reduced accordingly.

(c) Each of the New Director and any Replacement Directors shall (i) satisfy the independence standard of Nasdaq, the requirements of the Articles of Incorporation of the Company, as amended (as may be further amended from time to time, the “Charter”), the Bylaws of the Company, as amended (as may be further amended from time to time, the “Bylaws”) and other Company Policies (as defined below), and any applicable Law, and (ii) possess the relevant financial and business experience to be a director of the Company.

(d) As a condition to being appointed to the Company Board, each of the New Director and any Replacement Directors will have participated in reasonable customary procedures for new director candidates and received a favorable recommendation from the Nominating and Governance Committee of the Company Board (the “Nominating Committee”), such recommendation not to be unreasonably withheld. Such procedures include (i) providing information required to be or customarily disclosed by directors or director candidates in proxy statements or other filings under applicable Law or stock exchange regulations, information in connection with assessing eligibility, independence, and other criteria applicable to directors or satisfying compliance and legal obligations, and a fully completed and executed copy of the Company’s director candidate questionnaire (substantially in the form completed by the Company’s incumbent non-management directors), in each case, as promptly as necessary to enable the timely filing of the Company’s proxy statement and other periodic reports with the SEC, (ii) agreeing to comply at all times with the Company Policies, and (iii) consenting to appropriate background checks comparable to those undergone by other non-management directors of the Company.

(e) Each party acknowledges that the New Director and any Replacement Directors shall be governed by all of the same policies, processes, procedures, codes, rules, standards and guidelines applicable to members of the Company Board (collectively, the “Company Policies”), and will be required to strictly adhere to the Company’s policies on confidentiality imposed on all members of the Company Board.

(f) The Company Board shall give each of the New Director and any Replacement Directors the same due consideration for membership to each of the Company Board’s other committees and subcommittees, including any new committees and subcommittees that may be established on or after the date of this Agreement, as any other director.

14. Board Replacement.

(a) If, following the date of this Agreement until the Termination Date, the New Director or Replacement Director ceases to be a director for whatever reason (other than due to a violation of any applicable Law or the Charter, Bylaws or other Company Policy), then the Investor Representative may propose a list of at least three (3) but not more than five (5) new candidates satisfying the criteria set forth in Section 14(b) and the Company Board shall select one of the candidates as the replacement director (a “Replacement Director”).

(b) Any candidate for Replacement Director shall be subject to the reasonable approval of the Nominating Committee and the Company Board, which approval shall occur as soon as practicable following the identification of the candidate and shall not be unreasonably withheld, conditioned or delayed, and such Replacement Director shall be appointed to the Company Board within five (5) Business Days after the Nominating Committee and the Company Board have approved of such candidate. In the event the Company Board or the Nominating Committee determines in good faith not to approve any Replacement Director, the parties shall follow the same procedure set forth in Section 14(a) until a Replacement Director is appointed to the Company Board.

(c) Any Replacement Director appointed to the Company Board in accordance with this Section 14 shall be appointed to any applicable committee of the Company Board of which the replaced director was a member immediately prior to such director’s ceasing to serve on the Company Board; provided, that as a condition to such appointment, a Replacement Director shall possess the necessary qualifications to serve on the applicable committee of the Company Board.

(d) This Section 14, including the Investor Representative’s right to participate in the identification of Replacement Directors, shall terminate irrevocably with respect to any New Director (or its Replacement Director), if the Investors cease to beneficially own, in the aggregate, at least 10% of the outstanding shares of Company Common Stock. Each time the New Director or the Investor Representative exercises its right to participate in the identification of Replacement Directors under Section 13(b) or this Section 14, it shall provide evidence reasonably satisfactory to the Company that the Investors beneficially own at that time, in the aggregate, at least 10% of the outstanding shares of Company Common Stock.

15. Termination.

(a) This Agreement shall remain in effect until the earlier of (i) no Investor beneficially owns any Registrable Securities and (ii) the Company (on the one hand) or any Investors (on the other hand) materially breaches its representations, warranties, covenants or agreements under this Agreement and such material breach is impossible to cure or, if capable of being cured, is not cured within fifteen (15) calendar days after receipt by the Company from the Investor Representative of a notice (in the case of a Company material breach) or after receipt by the Investor Representative from the Company of a notice (in the case of an Investor material breach), in each case, specifying the material breach (the date of termination, the “Termination Date”).

(b) Notwithstanding anything to the contrary in this Agreement, this Agreement shall automatically terminate upon the Company’s entry into any Extraordinary Transaction, unless the Investors have agreed to enter into a stockholders agreement with the Company in connection with such Extraordinary Transaction, in which case this Agreement will terminate upon the closing of such Extraordinary Transaction.

(c) If this Agreement is terminated in accordance with this Section 15, this Agreement shall forthwith become null and void, but (i) no termination shall relieve any party from liability for any breach of this Agreement prior to such termination and (ii) Section 17 shall survive the termination of this Agreement.

16. Representations and Warranties.

(a) Each of the Investors represents and warrants that it has full power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly executed and delivered by such Investor, constitutes a valid and binding obligation and agreement of such Investor and is enforceable against such Investor in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. Each of the Investors represents that (i) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms, hereof, will not conflict with, or result in a breach or violation of its organizational documents as currently in effect and (ii) the execution, delivery and performance of this Agreement by it does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to it or (B)

result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any agreement, contract, commitment, understanding or arrangement to which it is a party or by which it is bound, except in the case of subclause (B) as would not reasonably be expected to have a material adverse effect on the Investors. Each of the Investors represents and warrants that it does not have any voting commitments (written or oral) with any New Director as of the date of this Agreement, and agrees that it shall not compensate any New Director or Replacement Director solely in respect of his or her service as a director on the Company Board or enter into voting commitments (written or oral) relating to the Company with any director or officer of the Company.

(b) The Company represents and warrants that it has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby, and that this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles. The Company represents and warrants that (i) the execution and delivery of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of the Company as currently in effect and (ii) the execution, delivery and performance of this Agreement by the Company does not and will not (A) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company or (B) result in any breach or violation of or constitute a default under or pursuant to (or an event which with notice or lapse of time or both could constitute such a breach, violation or default), or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document or any material agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

17. Miscellaneous.

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, the Investor, in addition to being entitled to exercise all rights provided herein, or granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. Subject to Section 8, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Merger Agreement. The indemnification and contribution obligations under Section 8 of this Agreement shall survive the termination of the obligations of the Company under this Agreement.

(c) Entire Agreement; No Third Party Beneficiary. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Governing Law; Jurisdiction; Jury Waiver. This Agreement, and any disputes arising out of or related to this Agreement (whether for breach of contract, tortious conduct or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to its conflict of laws principles. The parties agree that exclusive jurisdiction and venue for any Proceeding arising out of or related to this Agreement shall exclusively lie in the state or Federal courts located in Clark County, Nevada, and any appellate court from any such state or Federal court. Each party waives any objection it may now or hereafter have to the laying of venue of any such Proceeding, and irrevocably submits to personal jurisdiction in any such court in any such Proceeding and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any court that any such Proceeding brought in any such court has been brought in any inconvenient forum. Each party consents to accept service of process in any such Proceeding by certified or registered mail, postage prepaid, return receipt requested, addressed to it at the address set forth in Section 17(g). Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

(e) Specific Enforcement. The parties hereto agree that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that irreparable damage would occur if any provision of this Agreement are not performed in accordance with the terms hereof or are otherwise breached, and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof without the necessity of posting a bond or other form of security. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense, that there is an adequate remedy at Law.

(f) Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The rights under this Agreement may be assigned (but only with all related obligations) by an Investor to Diversis Capital Partners I, L.P. or Diversis Capital Partners Select I, L.P.; provided, however, that (x) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; (y) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement as an Investor and/or the Investor Representative (as applicable), and such transferee shall thereafter be deemed an “Investor.” Neither the Investors nor the Company may otherwise assign its respective rights or obligations hereunder without the prior written consent of the Investor Representative and the Company, which consent shall not be unreasonably withheld, conditioned, or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

(g) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (with confirmation of transmission); or (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 17(g)):

if to the Company:

Turtle Beach Corporation

44 South Broadway, 4th Floor

White Plains, New York 10601

Attn: Megan Wynne, General Counsel

Email: Megan.wynne@turtlebeach.com

with a copy to (which copy shall not constitute notice):

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention: Stephen M. Leitzell

Email: stephen.leitzell@dechert.com

if to the Investors:

PDP Holdings, LLC

2000 Avenue of the Stars, Suite 1050S

Los Angeles, CA 90067

Attention: Kevin Ma and Dabir Rashid

E-mail: kevin@diversis.com and dabir@diversis.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

1999 Avenue of the Stars, Floor 8

Los Angeles, CA 90067

Attention: David Smith and Brad Finkelstein

E-mail: smith@omm.com and bfinkelstein@omm.com

(h) Severability. The provisions of this Agreement shall be deemed severable and if any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(i) Construction.

(i) For purposes of this Agreement, whenever the context requires: (A) the singular number shall include the plural, and vice versa; (B) the masculine gender shall include the feminine and neuter genders; (C) the feminine gender shall include the masculine and neuter genders; and (D) the neuter gender shall include the masculine and feminine genders.

(ii) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(iii) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(j) Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

(k) Counterparts; Signatures. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement shall have received counterparts signed by all of the other parties. This Agreement may be executed and delivered by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, or by combination of such means, each of which shall be deemed an original.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed to be effective as of the date first above written.

TURTLE BEACH CORPORATION

By:	/s/ John Hanson
Name:	John Hanson
Title:	Chief Financial Officer

PDP HOLDINGS, LLC

By:	/s/ Kevin Ma
Name:	Kevin Ma
Title:	President

Schedule I

Three million four hundred fifty thousand (3,450,000) shares of Company common stock